Evommune Reports First Quarter 2026 Financial Results and Provides Business Highlights

‑ Phase 2b top-line data from EVO756 in chronic spontaneous urticaria (CSU) and atopic dermatitis (AD) on track for June 2026 and 3Q26, respectively, with enrollment complete in both trials

‑ Phase 2b clinical trial evaluating a subcutaneous formulation of EVO301 in AD planned, following positive proof-of-concept (POC) data reported in February 2026

‑ Plans to initiate a Phase 2b dose-ranging clinical trial of EVO756 in migraine prophylaxis in mid-2026

PALO ALTO, Calif. & NEW YORK, May 7, 2026 – Evommune, Inc. (NYSE: EVMN) (“Evommune” or the “Company”), a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases, today announced financial results for the first quarter ended March 31, 2026, and provided a business update.

“We continue to make meaningful progress across our broad chronic inflammation targeted pipeline and remain on track to deliver top-line Phase 2b data for EVO756 in CSU in June and in AD in the third quarter of 2026. We also expect to initiate a Phase 2b clinical trial in a third indication, migraine prophylaxis, in mid-2026, where we believe the biology and opportunity are both very compelling. For EVO301, we recently reported positive Phase 2a proof-of-concept data in AD and look forward to presenting more data from that trial at an upcoming medical meeting,” said Luis Peña, President and Chief Executive Officer at Evommune. “With a strong cash position expected to support our operations through 2028, we believe we are well positioned to execute on key milestones and further advance our pipeline of therapies addressing inflammatory diseases where the biology is strong, the patient need is clear, and the path to development is well defined.”

Business Highlights, Recent Developments and Upcoming Milestones

EVO756 – Oral MRGPRX2 Antagonist Program

Potential first and best-in-class, potent and highly selective small molecule antagonist of Mas-related G protein-coupled receptor X2 (MRGPRX2), a receptor predominantly found on both mast cells and peripheral sensory neurons. This dual expression allows MRGPRX2 to uniquely modulate the neurogenic inflammation feedback loop between nerves and immune cells that drive chronic inflammation.

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Upcoming Phase 2b Top-Line Data Readout in CSU: Enrollment is complete in a Phase 2b dose-ranging clinical trial (N=160) in moderate-to-severe CSU and the Company expects to report top-line results in June 2026.
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Upcoming Phase 2b Top-Line Data Readout in AD: Enrollment is complete in a Phase 2b dose-ranging clinical trial (N=120) in moderate-to-severe AD patients and the Company expects to report top-line results in the third quarter of 2026.
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Highlighted Role of MRGPRX2 in Migraine and Planned Phase 2b Development Program: The Company recently hosted a virtual event, alongside key opinion leaders, overviewing the role of MRGPRX2 in migraine and its plans to initiate a Phase 2b dose-ranging clinical trial in migraine prophylaxis in mid-2026. Top-line data from the trial are anticipated in 2027.
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New Translational Data to be Presented at Two Upcoming Scientific Conferences: At the Federation of Clinical Immunology Societies (FOCIS) Annual Meeting, being held June 9-12, 2026 in San Francisco, CA, Evommune will present two posters: the first highlighting shared pathology data in chronic inducible urticaria (CIndU) and CSU patient samples, and the second providing an comprehensive and unprecedented in silico assessment of patient samples identifying MRGPRX2 as a persistent driver of disease in AD. The Company will also present a poster highlighting the pivotal role of MRGPRX2 impacting both meningeal mast cells and trigeminal neurons in migraine pathophysiology at the American Headache Society (AHS) Annual Scientific Meeting being held June 4-7, 2026 in Orlando, FL.

EVO301 – Injectable IL-18 Binding Protein Fusion Protein

Long-acting fusion protein consisting of an IL-18 binding protein and an anti-serum albumin Fab-associated domain with potential for more effective distribution to inflamed tissues than traditional monoclonal antibodies.

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Subcutaneous Formulation Work Complete: Evommune has completed work on a high-concentration subcutaneous formulation of EVO301 and manufacturing has been initiated.
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Phase 2b Trial to Initiate in Mid-2027: The Company plans to build on the positive Phase 2a POC data by optimizing the subcutaneous dosing regimen in the Phase 2b clinical trial to explore the potential for even further improvement in AD patient outcomes. The planned Phase 2b, placebo-controlled, dose-ranging clinical trial is expected to include at least three dosing regimens of EVO301 tested over a 16-week treatment period, with a planned trial start in mid-2027 following completion of standard scale-up and toxicology activities.
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Evaluating Additional Indication Expansion Opportunities: The Company continues to evaluate additional indications for EVO301, including ulcerative colitis, certain cardiovascular-related inflammatory conditions and food allergy, as potential new Phase 2 clinical trials.

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Upcoming Preclinical Data Presentation at Society for Investigative Dermatology (SID) 2026 Annual Meeting: The Company will present preclinical data highlighting the mechanism of action of IL-18 inhibition for the treatment of AD and the uniqueness of EVO301’s binding protein approach at the upcoming SID Annual Meeting being held May 13-16, 2026 in Chicago, IL.

“We are excited to present a robust set of preclinical and translational findings at upcoming scientific conferences,” said Dr. Jeegar Patel, Chief Scientific Officer at Evommune. “We continue to build a compelling body of evidence supporting shared disease biology across CIndU and CSU, while further elucidating the role and expression of the MRGPRX2 receptor in AD. Importantly, our migraine-focused research expands this understanding into the neuroinflammatory setting, demonstrating MRGPRX2’s involvement in both meningeal mast cells and trigeminal neurons. Collectively, these findings reinforce our conviction in MRGPRX2 as a highly differentiated and potentially broad therapeutic target, continuing to build momentum as we look ahead to upcoming top-line Phase 2b data in CSU next month.”

First Quarter 2026 Financial Results

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Cash, Cash Equivalents and Investments: As of March 31, 2026, the Company had cash, cash equivalents and investments of $307.0 million, compared to $216.7 million as of December 31, 2025.
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Revenue: Revenue was zero for the first quarter ended March 31, 2026, compared to $3.0 million for the same period in 2025, attributable to the Company’s strategic collaboration with Maruho related to licensing EVO756 in Japan.
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Research and Development Expenses: Research and development expenses were $17.3 million for the first quarter ended March 31, 2026, compared to $14.4 million for the same period in 2025.
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General and Administrative Expenses: General and administrative expenses were $6.6 million for the first quarter ended March 31, 2026, compared to $3.7 million for the same period in 2025.
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Net Loss: Net loss totaled $21.7 million for the first quarter ended March 31, 2026, compared to $14.6 million for the same period in 2025.

About Evommune, Inc.

Evommune, Inc. is a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases. The Company’s mission is to improve patients’ daily lives and prevent the long-term effects of uncontrolled inflammation that are a consequence of the limitations of existing therapies. To achieve this, Evommune is advancing a portfolio of differentiated product candidates that target key drivers of chronic inflammation. For more information, please visit www.evommune.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the potential therapeutic benefit of EVO756 and EVO301, the design, objectives, initiation, timing, progress and results of current and future preclinical studies and clinical trials of the Company’s product candidates, including the ongoing Phase 2 clinical trials for EVO756 and EVO301; anticipated cash runway through 2028; and continued advancement of the Company’s portfolio. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s limited operating history and historical losses; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; the impacts of macroeconomic conditions, including heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the Company’s ability to obtain, maintain and protect its intellectual property; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2026, and in other filings that the Company makes and will make with the SEC in the future. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Evommune, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2026	2025
Revenues:
License revenue	$—	$3,000
Operating expenses:
Research and development	17,319	14,362
General and administrative	6,635	3,670
Total operating expenses	23,954	18,032
Loss from operations	(23,954)	(15,032)
Total other income, net	2,280	475
Net loss	(21,674)	(14,557)
Basic and diluted net loss per share of common stock	$(0.64)	$(9.48)
Weighted average basic and diluted shares of common stock outstanding	33,670,148	1,534,965

Evommune, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2026	2025
Cash, cash equivalents and short-term investments	$211,464	$149,200
Other current assets	4,391	4,278
Long-term investments	95,548	67,489
Other non-current assets	11,052	3,979
Total assets	$322,455	$224,946

Current liabilities	$10,603	$17,909
Other non-current liabilities	7,297	1,471
Total liabilities	17,900	19,380
Total stockholders’ equity	304,555	205,566
Total liabilities and stockholders’ equity	$322,455	$224,946

Contacts:

Media:

Paul Laland

Paul.laland@evommune.com

Investors:

Sarah McCabe

investors@evommune.com